Exhibit 3.2

State of Maryland Department of Assessments and Taxation	Robert L. Ehrlich, Jr.
Governor

Ronald W. Wineholt
Director

Charter Division	Paul B. Anderson
Administrator

THE CORPORATION TRUST INCORPORATED	________________
300 E LOMBARD ST
BALTIMORE	MD 21202-3219

This letter is to confirm acceptance of the following filing:

ENTITY NAME	:	_______________
DEPARTMENT ID	:	_____________
TYPE OF REQUEST	:	RESOLUTION
DATE FILED	:	07-17-2003
TIME FILED	:	03:33-PM
RECORDING FEE	:	$25.00
EXPEDITED FEE	:	$50.00
FILING NUMBER	:	_______________
CUSTOMER ID	:	0001167917
WORK ORDER NUMBER	:	0000765930

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

301 West Preston Street, Baltimore, Maryland 21201	0002426141
Telephone (410) 767-1350
MRS (Maryland Relay Service) (800) 735-2258 TT/Voice
Fax (410) 333-7097

This Form is Used by Entity. The Fee is $10.00.

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

          The directors/stockholders/general partner/authorized person of________________________________________________________________________
_______________________________________________________________________________________________________,
(Name of Entity)
organized under the laws of Maryland                  , passes the following resolution:
                                                         (State)
_________________

[CHECK APPLICABLE BOX(ES)]

☐ The principal office is changed from: (old address)

to:     (new address)

☒ The name and address of the resident agent is changed from:

Corporation Service Company
11 E. Chase Street Baltimore, MD 21207

to:

THE CORPORATION TRUST INCORPORATED
300 East Lombard Street, Baltimore, Maryland 21202

I certify under penalties of perjury the foregoing is true.
/s/ Michael E. Jones
Secretary or Assistant Secretary
General Partner
Authorized Person
Michael E. Jones, Vice President

I hereby consent to my designation in this document as resident agent for this entity.

THE CORPORATION TRUST INCORPORATED

SIGNED	/s/ Linda Tyndell
Resident Agent
Linda Tyndell, Asst. Sec.

Mail to: State Department of Assessments & Taxation, 301 W. Preston Street, Room 801, Baltimore, MD 21201

ARTICLES OF INCORPORATION FOR A STOCK CORPORATION

FIRST: The undersigned	Jennifer J. Bakhuyzen
whose address is	c/o Dykema Gossett, PLLC, 300 Ottawa Ave., N.W., Suite 700 Grand Rapids, Michigan 49503,
being at least eighteen years of age, do(es) hereby form a corporation under the laws of the State of Maryland.

SECOND: The name of the corporation is	_____________________
.

THIRD: The purposes for which the corporation is formed are as follows:
To engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Maryland
.

FOURTH: The street address of the principal office of the corporation in Maryland is
9690 Deereco Road, Suite 100, Timonium Maryland 21093
.

FIFTH: The name of the resident agent of the corporation in Maryland is
CSC-Lawyers Incorporating Service Company
whose address is	11 East Chase Street, Baltimore, MD 21202
.

SIXTH: The corporation has authority to issue 1,000 shares at $ 0.01 par value per share.

SEVENTH: The number of directors of the corporation shall be 3 which number may be increased or decreased pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name(s) of the director(s) who shall act until the first meeting or until their successors are duly chosen and qualified is/are _________________________________________

C. Taylor Pickett, Robert Stephenson, and Daniel Booth.

IN WITNESS WHEREOF, I have signed these articles and acknowledge the same to be my act.	I hereby consent to my designation in this document as resident agent for this corporation.

SIGNATURE(S) OF INCORPORATOR(S):	SIGNATURE OF RESIDENT AGENT LISTED IN FIFTH:

/s/ Jennifer J. Bakhuyzen	/s/ Sylvia M. White
Sylvia M. White Authorized Representative for CSC-Lawyers Incorporating Service Company

RETURN TO: Jennifer J. Bakhuyzen	____________________________ CUST ID : 0000814182
c/o Dykema Gossett, PLLC	WORK ORDER : 0000553156
300 Ottawa Ave, N.W., Suite 700	DATE : 02-14-2002 02:09 PM
Grand Rapids, Michigan 49503	AMT. PAID : $40.00

2002 FEB 14 A 10:31